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                                                                    Exhibit 100

FOR IMMEDIATE RELEASE

CONTACT INFORMATION FOR BOX HILL SYSTEMS CORP.

Valerie Greenberg               Lourdes Rios               161 Avenue of the
Director, Investor Relations    Corporate Communications   Americas
212 989-4455                    212 989-4455               New York, NY 10013
investors@boxhill.com           pr@boxhill.com             (NYSE: BXH)

CONTACT INFORMATION FOR ARTECON, INC.

James Lambert, President & CEO
Artecon, Inc.
(760) 431-4403

CONTACT INFORMATION FOR THE EQUITY GROUP

Arthur Occhi            Devin Sullivan
(212) 836-9605          (212) 836-9608


                       BOX HILL SYSTEMS CORP. AND ARTECON
                        SIGN DEFINITIVE MERGER AGREEMENT

               CREATES A WORLDWIDE LEADER IN STORAGE AREA NETWORK
                     (SAN) AND INTERNET STORAGE TECHNOLOGY

APRIL 30, 1999, NEW YORK, NY AND CARLSBAD, CA -- Box Hill Systems Corp. (NYSE:BXH) and Artecon Inc. (Nasdaq:ARTE) announced today the signing of a definitive agreement for the merger of Artecon, Inc. and Box Hill Systems Corp. in a tax-free, stock-for-stock transaction, which will be accounted for as a pooling of interests. The merger has been approved unanimously by both Boards of Directors and a majority of the shareholders of both companies have agreed to vote in favor of the merger.

This combination creates one of the largest independent vendors of storage solutions in the world and a leader in the emerging Storage Area Network (SAN) and Internet storage markets.

Under the terms of the agreement, each share of Artecon, Inc. common stock will be converted into 0.40 of a share of Box Hill Systems Corp. common stock. Shares of Artecon preferred stock also will be converted into Box Hill stock. Based on Artecon's current number of outstanding common and preferred shares, Box Hill will issue approximately 9.5 million new shares to Artecon shareholders to complete the transaction. Artecon shareholders will own approximately 40 percent of the resulting common stock of Box Hill, while Box Hill shareholders will own approximately 60 percent. Outstanding options to purchase Artecon common stock will be converted to Box Hill options based on the same exchange rate.

Philip Black and James Lambert will serve jointly as co-CEOs, with Mr. Black concentrating on international operations and Mr. Lambert concentrating on domestic operations. The Board of Directors of the combined company will be expanded to eight members.
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Philip Black, CEO of Box Hill Systems Corp., said, "The combination of Box Hill and Artecon creates a Storage Area Network (SAN) and Internet Storage powerhouse with a world-wide presence. Box Hill and Artecon each have a blue chip customer base with little overlap, one of the many reasons we feel this merger should benefit our respective shareholders. Box Hill's strength in the financial services and traditional telecommunications sectors compliments Artecon's strength in the emerging telecommunications/internet services provider (ISP's) and government sectors. In addition, Box Hill has a strong presence on the East Coast and Artecon on the West. The combined company will also have significant presence in Europe as well as in the Pacific Rim."

James Lambert, President and CEO of Artecon, said, "We believe the merger will be a terrific fit. We are excited about this opportunity to, in one step, expand our customer base significantly. The combination will bring together two teams of highly experienced, dedicated management and employees, with similar corporate cultures, values and goals. The combined company will be able to provide our customers with an expanded range of products, services and engineering resources."

The transaction is expected to be accretive to earnings per share in the first year after the completion of the transaction, excluding one-time integration-related charges. The companies expect to achieve synergies in many areas including leveraging each other's customer base, stream-lining manufacturing operations and other cost savings resulting from the combination. The company will record a one-time charge to reflect costs associated with the merger in the quarter in which the transaction is closed.

The combined company will be called Box Hill Systems Corp. until a new name is approved, and will continue to be listed on the New York Stock Exchange. The combined company headquarters and primary manufacturing will be located in Carlsbad, CA. The company will continue to maintain significant operations in New York, NY including research and development, sales, customer service and technical support and services.

Management from Box Hill Systems Corp. and Artecon reaffirmed their commitment to preserving the investment of all of their customers, and will continue to market, support and enhance both companies' products while merging the product lines to reduce the cost of production.

The merger is subject to customary closing conditions including, among other things, the approval of each company's shareholders and regulatory clearances. The merger is expected to be completed in the third quarter of 1999.

On December 31, 1998 Box Hill ended its fiscal year with record cash and cash equivalents of $57.7 million and revenues of $72.5 million. Box Hill will report the results of First Quarter 1999 on May 7th, 1999 and expects earnings per share to fall within $0.03-$0.05 per share. The Company expects to report revenues of between $14.0-$14.5 million. Artecon will release its year end financial results, for the period ended March 31, 1999, on May 6, 1999.

Box Hill Systems Corp. is a leading independent provider of storage and SAN solutions. Box Hill, based in New York City, is recognized by a customer base that includes many of the largest financial, telecommunication, digital imaging,
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multimedia, pharmaceutical, government and university research institutions in the world. Box Hill's home page is www.boxhill.com.

Founded in 1984, Artecon designs, manufactures, markets and supports a broad range of network storage solutions to address the high availability, performance and capacity demands of the open systems market. The company's products include the EXTREME product line that comprises disaster-tolerant RAID systems for Telco Central Office and Internet Applications. Customers include Worldcom/UUNET, PSINet, MCI Internet, Global Internet, America Online, SBC Communications, and Cable & Wireless. Artecon has a Japan-based subsidiary and a Europe-based subsidiary with offices in France, England and the Netherlands. Additional information on Artecon can be found on the Internet at http://www.artecon.com.

Box Hill, the Box Hill logo and Fibre Box are trademarks or registered trademarks of Box Hill Systems Corp. Artecon, the Artecon logo and the EXTREME product line are trademarks or registered trademarks of Artecon, Inc.

Certain statements contained in this press release, including statements regarding any future results of the anticipated merger or the anticipated consummation of the merger, the businesses, the intents, beliefs or current expectations of the Companies, their director or their officers, primarily with respect to the future operating performances of the Companies and the products they expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, among others: the receipt and timing of regulatory approvals, the occurrence or non-occurrence of other required closing conditions, stock price movements, the combined company's ability to integrate the combined businesses, rapid technological change, frequent new product introductions, evolving industry standards, changing customer preferences in the Open Systems storage market and all of the factors that may influence future business and financial results, including those set forth in the most recent forms 10K and 10Q filed by Artecon and Box Hill. In addition the Companies' businesses and results of operations are subject to numerous additional risks and uncertainties, including: availability and costs of key components; dependence on a limited number of customers; reliance on the financial services and telecommunications industries; ability to attract, train, retain and motivate qualified management, technical, manufacturing, sales and support personnel, demand on administrative, operational, financial, manufacturing, sales and customer service resources caused by the Companies' anticipated combination, growth and expansion; and, the Companies' ability to protect their proprietary software and other intellectual property rights. All forward-looking statements speak only as of the date on which they are made. Box Hill and Artecon undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

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